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                                                                      EXHIBIT 99

March 27, 2002



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:      Release Nos. 33-8070; 34-45590; 35-27503; 39-2395; IA-2018; IC-25464;
         FR-62; File No. S7-03-02


To the U.S. Securities and Exchange Commission:

Arthur Andersen LLP (Andersen), our independent public accountants, has represented to us that their audit of the financial statements of NiSource Inc. Employee Stock Purchase Plan included in the Form 11-K for the year ended December 31, 2001, was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. The availability of personnel at foreign affiliates of Andersen is not relevant to the audit.

Very truly yours,

   /s/       Jeffrey W. Grossman
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             Jeffrey W. Grossman
        Vice President and Controller
       (Principal Accounting Officer)